UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement

As reported in the Company’s Current Report on Form 8-K filed on May 7, 2009, on May 3, 2009, Milacron Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into a definitive Purchase Agreement (the “Purchase Agreement”) to sell substantially all of their assets to a company (the “Purchaser”) formed by affiliates of Avenue Capital Group, certain funds and/or accounts managed by DDJ Capital Management LLC and certain other entities that together hold approximately 93% of the Milacron’s 11½% Senior Secured Notes (the “Participating Noteholders”) for total consideration estimated at approximately $175 million.

On June 5, 2009, the Debtors and the Purchaser entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”).  Among other things, the Amendment (i) updates certain schedules to the Purchase Agreement, and (ii) allows for the restructuring of the transaction as a reorganization under section 368(a)(1)(G) of the United States Internal Revenue Code.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

10.1

Amendment No. 1 to Purchase Agreement among Milacron Inc., certain of its subsidiaries and MI 363 BID LLC, dated as of June 5, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: June 11, 2009 By:	/s/ John C. Francy
Name: John C. Francy
Title: Vice President-Finance, Chief Financial Officer and Treasurer